FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2)


                             THE BANK OF NEW YORK
             (Exact name of trustee as specified in its charter)


New York                                                 13-5160382
(State of incorporation                                  (I.R.S. employer
if not a U.S. national bank)                             identification no.)

One Wall Street, New York, N.Y.                          10286
(Address of principal executive offices)                 (Zip code)



                          APPALACHIAN POWER COMPANY
             (Exact name of obligor as specified in its charter)


Virginia                                                 54-0124790
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification no.)

40 Franklin Road, S.W.
Roanoke, Virginia                                        46801
(Address of principal executive offices)                 (Zip code)

                            ______________________

                                Unsecured Notes
                     (Title of the indenture securities)



1.    General information.  Furnish the following information as to the
Trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.


                  Name                                 Address

 Superintendent of Banks of the State of      2 Rector Street, New York, NY
 New York                                     10006, and Albany, NY 12203

 Federal Reserve Bank of New York             33 Liberty Plaza, New York, NY
                                              10045

 Federal Deposit Insurance Corporation        Washington, D.C. 20429

 New York Clearing House Association          New York, NY 10005

      (b)  Whether it is authorized to exercise corporate trust powers.

      Yes.

2.    Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

16.   List of Exhibits.

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

      1.A copy of the Organization Certificate of The Bank of New York
       (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

      4.A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form
       T-1 filed with Registration Statement No. 33-31019.)

      6.The consent of the Trustee required by Section 321(b) of the Act.
        (Exhibit 6 to Form T-1 filed with Registration Statement No.
        33-44051.)

      7.A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                  SIGNATURE


      Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 28th day of July, 1999.


      THE BANK OF NEW YORK



      By: /s/ Michael Culhane
          Name:  Michael Culhane
          Title:  Vice President


                                  EXHIBIT 7

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                     Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                   of One Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
ASSETS                                           Dollar Amounts
                                                   In Thousands
Cash and balances due from
  depository institutions:
  Noninterest-bearing balances                       $4,508,742
   and currency and coin........
  Interest-bearing balances.....                      4,425,071
Securities:
  Held-to-maturity securities...                        836,304
  Available-for-sale securities.                      4,047,851
Federal funds sold and                                1,743,269
  Securities purchased under
  agreements to resell..........
Loans and lease financing
  receivables:
  Loans and leases, net of
   unearned
   income          39,349,679
  LESS: Allowance for loan and
   lease losses       603,025
  LESS: Allocated transfer risk
   reserve             15,906
  Loans and leases, net of                           38,730,748
   unearned income, allowance,
   and reserve..................
Trading Assets..................                      1,571,372
Premises and fixed assets                               685,674
  (including capitalized leases)
Other real estate owned.........                         10,331
Investments in unconsolidated                           182,449
  subsidiaries and associated
  companies.....................
Customers' liability to this                          1,184,822
  bank on acceptances
  outstanding...................
Intangible assets...............                      1,129,636
Other assets....................                      2,632,309
Total assets....................
                                                    $61,688,578
LIABILITIES
Deposits:
  In domestic offices...........                    $25,731,036
  Noninterest-bearing.10,252,589
  Interest-bearing....15,478,447
  In foreign offices, Edge and                       18,756,302
   Agreement subsidiaries, and
   IBFs.........................
  Noninterest-bearing....111,386
  Interest-bearing....18,644,916
Federal funds purchased and                           3,276,362
  Securities sold under
  agreements to repurchase......
Demand notes issued to the                              230,671
  U.S.Treasury..................
Trading liabilities.............                      1,554,493
Other borrowed money:
  With remaining maturity of                          1,154,502
   one year or less.............
  With remaining maturity of                                465
   more than one year through
   three years..................
  With remaining maturity of                             31,080
   more than three years........
Bank's liability on acceptances                       1,185,364
  executed and outstanding......
Subordinated notes and                                1,308,000
  debentures....................
Other liabilities...............                      2,743,590
Total liabilities...............
                                                     55,971,865
EQUITY CAPITAL
Common stock....................                      1,135,284
Surplus.........................                        764,443
Undivided profits and capital                         3,807,697
  reserves......................
Net unrealized holding gains                             44,106
  (losses) on
  available-for-sale securities.
Cumulative foreign currency
  translation adjustments.......                      (  34,817)
Total equity capital............                      5,716,713
Total liabilities and equity
  capital.......................                    $61,688,578
-------------------------------------


      I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.
                                                        Thomas J. Mastro

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


A. Reyni
Alan R. Griffith
Gerald L. Hassell